Exhibit 99.1

            U.S. Physical Therapy Reports First Quarter 2005 Results; Earnings Increase 33% as Compared to First Quarter 2004


    HOUSTON--(BUSINESS WIRE)--April 28, 2005--U.S. Physical Therapy, Inc. (Nasdaq:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the first quarter ended March 31, 2005.
    U.S. Physical Therapy's reported net earnings for the first quarter of 2005 were $2.0 million or $0.17 per diluted share.

    First Quarter 2005 compared to First Quarter 2004

    -- Net revenue rose 9.1% to $30.9 million, from $28.3 million, due to an 8.1% increase in patient visits from 290,000 to 314,000, combined with a 1.3% increase from $95.49 to $96.76 in net patient revenue per visit.

    -- Clinic operating costs decreased to 72.8% of net revenue compared to 74.3% with a resulting increase in gross margin from 25.7% to 27.2%.

    -- Corporate office cost as a percentage of net revenues rose from 12.8% in the first quarter 2004 to 13.1%. The largest component in the increase was for higher accounting fees and internal costs attributable to Sarbanes Oxley compliance.

    -- Net income for the quarter increased 32.7% from $1.5 million to $2.0 million. Reported earnings were $0.17 per diluted share for the first quarter 2005 as compared to $0.13 a year ago.

    --  Average visits per day per clinic were 18.4 as compared to
        18.7 in the first quarter of last year. These averages include all of the Company's clinics including those opened during the periods.

    -- Same store visits for clinics open for one year or more increased 1.2%. The net rate per visit for those clinics also increased 1.4% resulting in a same store revenue increase of 2.6%.

    Chris Reading, Chief Executive Officer, said, "We are pleased with the Company's first quarter results which generated revenue, margin and net income improvement. This confirms the effectiveness of the operating plan we initiated in the fall of 2004. Six clinics were opened in the first quarter and another three are to be opened this month. We have been very pleased with the quality of our new partners and the potential of these facilities. Our management team's primary focus is to enhance the beneficial aspects of our partnership platform to produce long term earnings growth."
    Larry McAfee, Chief Financial Officer, noted, "During the first quarter of 2005 we repurchased approximately 240,000 shares of our common stock at an average cost of $14.90 per share. Since September 2004, the Company has repurchased over 600,000 shares or approximately 5% of its previously outstanding shares. As of March 31, 2005, we had an additional 200,000 shares available for purchase under the Company's authorized share repurchase program. Even after using $3.6 million during the first quarter for stock purchases, cash and cash equivalents totaled $20.9 million, or approximately $1.76 per common share outstanding, as of March 31, 2005."
    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on April 28, 2005 to discuss the Company's first quarter 2005 results. Interested parties may participate in the call by dialing 800-938-0653 or 973-321-1100 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this website.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes", "expects", "intends", "plans", "appear", "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability of qualified physical and occupational therapists;

    -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare guidelines;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

    -- changes in reimbursement rates or methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions; and

    --  weather.

    Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward- looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 269 outpatient physical and/or occupational therapy clinics in 36 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for three consecutive years in Forbes Magazine's Best 200 Small Companies List.
    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.


              U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                                                  Three Months Ended
                                                      March 31,
                                                 --------------------
                                                   2005       2004
                                                 ---------- ---------
                                                     (unaudited)
Net patient revenues                               $30,352   $27,715
Management contract revenues                           503       566
Other revenues                                          23        17
                                                 ---------- ---------
Net revenues                                        30,878    28,298

Clinic operating costs:
  Salaries and related costs                        15,800    14,619
  Rent, clinic supplies and other                    6,336     6,002
  Provision for doubtful accounts                      312       397
                                                 ---------- ---------
                                                    22,448    21,018

Loss on sale or disposal of fixed assets                42        --

Corporate office costs                               4,041     3,623
                                                 ---------- ---------

Operating income                                     4,347     3,657
Other (income) expense
   Interest (income) expense, net                      (93)       17
   Minority interests in subsidiary limited
    partnerships                                     1,187     1,182
                                                 ---------- ---------
                                                     1,094     1,199

Income before income taxes                           3,253     2,458
Provision for income taxes                           1,224       926
                                                 ---------- ---------

Net income                                          $2,029    $1,532
                                                 ========== =========

Basic earnings per common share (Note 1)             $0.17     $0.13
                                                 ========== =========
Diluted earnings per common share (Note 1)           $0.17     $0.13
                                                 ========== =========



             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                    CONSOLIDATED EARNINGS PER SHARE
                 (In thousands, except per share data)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                                                  Three Months Ended
                                                       March 31,
                                                  -------------------
                                                    2005      2004
                                                  --------- ---------
                                                      (unaudited)
Numerator:
 Net income                                         $2,029    $1,532
                                                  --------- ---------
 Numerator for basic earnings per share              2,029     1,532
 Effect of dilutive securities:
 Interest on convertible subordinated
 notes payable                                          --        23
                                                  --------- ---------
 Numerator for diluted earnings per share ---
 income available to common stockholders
 after assumed conversions                          $2,029    $1,555
                                                  ========= =========
Denominator:
 Denominator for basic earnings per share ---
 weighted-average shares                            11,963    11,472
 Effect of dilutive securities:
 Stock options                                         145       368
 Convertible subordinated notes payable                 --       524
                                                  --------- ---------
 Dilutive potential common shares                      145       892
                                                  --------- ---------
 Denominator for diluted earnings per share ---
 adjusted weighted-average shares and
 assumed conversions                                12,108    12,364
                                                  ========= =========

 Basic earnings per common share                     $0.17     $0.13
                                                  ========= =========
 Diluted earnings per common share                   $0.17     $0.13
                                                  ========= =========




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                             March 31,   December 31,
                                               2005         2004
                                            ------------ ------------
ASSETS                                      (unaudited)
Current assets:
  Cash and cash equivalents                     $20,863      $20,553
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $2,111 and $2,447, respectively               17,964       17,669
  Accounts receivable -- other                      710          549
  Other current assets                            1,477        1,835
                                            ------------ ------------
          Total current assets                   41,014       40,606
Fixed assets:
  Furniture and equipment                        22,668       22,781
  Leasehold improvements                         13,966       13,912
                                            ------------ ------------
                                                 36,634       36,693
  Less accumulated depreciation and
   amortization                                  23,473       23,043
                                            ------------ ------------
                                                 13,161       13,650
Goodwill                                          6,640        6,127
Other assets                                      1,407        1,225
                                            ------------ ------------
                                                $62,222      $61,608
                                            ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade                      $1,155       $1,181
  Accrued expenses                                6,523        4,367
  Notes payable                                      70           70
                                            ------------ ------------
          Total current liabilities               7,748        5,618
Deferred rent                                     1,421        1,518
Other long-term liabilities                       1,024          982
                                            ------------ ------------
          Total liabilities                      10,193        8,118
Minority interests in subsidiary limited
 partnerships                                     3,282        3,311
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value, 500,000
   shares authorized, no shares issued and
   outstanding                                       --           --
  Common stock, $.01 par value, 20,000,000
   shares authorized, 13,445,242 and
   13,436,557 shares issued at March 31,
   2005 and December 31, 2004, respectively         134          134
  Additional paid-in capital                     32,646       32,534
  Retained earnings                              37,646       35,617
Treasury stock at cost, 1,560,385 and
 1,320,503 shares held at March 31,2005 and
 December 31, 2004, respectively                (21,679)     (18,106)
                                            ------------ ------------
          Total shareholders' equity             48,747       50,179
                                            ------------ ------------
                                                $62,222      $61,608
                                            ============ ============




             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                  Three Months Ended
                                                       March 31,
                                                  -------------------
                                                    2005      2004
                                                  --------- ---------
                                                      (unaudited)
Operating activities
 Net income                                         $2,029    $1,532
 Depreciation and amortization                       1,063       905
 Minority interest in earnings                       1,187     1,182
 Provision for doubtful accounts                       312       397
 Loss on sale or abandonment of fixed assets            42        --
 Tax benefit from exercise of options                   16        23
 Deferred rent                                         (97)       --
 Deferred income taxes                                 (27)      226
 Other                                                   -         3
 Changes in working capital                          1,607    (1,064)
                                                  --------- ---------
     Net cash provided by operating activities       6,132     3,204

Investing activities
 Purchase of fixed assets                             (629)     (591)
 Purchase of goodwill, including minority
  interest                                            (513)       --
 Other                                                  13         3
                                                  --------- ---------
    Net cash used in investing activities           (1,129)     (588)

Financing activities
 Repurchase of common stock                         (3,573)       --
 Proceeds from exercise of stock options                96         3
 Distributions to minority investors                (1,216)   (1,002)
                                                  --------- ---------
    Net cash used in financing activities           (4,693)     (999)

        Change in cash and cash equivalents           $310    $1,617
                                                  ========= =========

Note 2: Certain prior period amounts have been reclassified for comparison purposes.




    CONTACT: U.S. Physical Therapy, Inc., Houston
             Larry McAfee, 713-297-7000
             or
             Chris Reading, 713-297-7000
             or
             Investors Relations:
             DRG&E
             Jack Lascar, 713-529-6600